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                                                              Exhibit (a)(1)(ii)

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                           DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC. LETTER OF TRANSMITTAL (DDF)

____________________________________________________________________________________________________________________________________
            LETTER OF TRANSMITTAL TO TENDER SHARES OF               [_]                     SUBSTITUTE FORM W-9
       DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.          ________________________________________________________________

Pursuant to the Offer to Purchase dated June 2, 2006, Delaware      PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY
Investments Dividend and Income Fund, Inc. (the "Fund") has         SIGNING BELOW.
offered to purchase up to 5%, or 579,434 shares, of its Common      ________________________________________________________________
Stock. The offer expires at 11:59 p.m. New York City time on June   If the Taxpayer ID Number   |___________________________________
30, 2006, unless extended. See Instructions on the reverse side.    printed above is INCORRECT  |
                                                                    OR if the space is BLANK    |[_] |  |  |  |  |  |  |  |  |  |
I/we, the undersigned, hereby surrender to you for tendering the    write in the CORRECT number |___________________________________
share (s) identified below. I/we hereby agree to the terms and      here.                       |
conditions of the Offer to Purchase dated June 2, 2006 ("Offer to   ________________________________________________________________
Purchase"). I/we hereby certify and warrant that: (i) I/we have     Under penalties of perjury. I certify that:
received and read the Offer to Purchase; (ii) I/we have complied    1. The number shown on this form is my correct taxpayer
with all instructions on the reverse side of this Letter of         identification number (or I am waiting for a number to be issued
Transmittal and the requirements of the Offer to Purchase; (iii)    to me), AND
I/we have full authority to surrender these certificate(s) and      2. I am not subject to backup withholding because: (A) I am
give the instructions in this Letter of Transmittal; and (iv) the   exempt from backup withholding, or (B) I have not been notified
shares represented by these certificates are free and clear of      by the Internal Revenue Service (IRS) that I am subject to
all liens, restrictions, adverse claims and encumbrances.           backup withholding as a result of a failure to report all
                                                                    interest or dividends, or (C) the IRS has notified me that I am
Please complete the back if you would like to transfer ownership    no longer subject to backup withholding, AND
or request special mailing.                                         3. I am a U.S. person (including a U.S. resident alien).
                                                                    CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if
Enclosed herewith is my check or money order for $25 for the        you have been notified by the IRS that you are currently subject
service fee ("Service Fee"), as described in the Offer to           to backup withholding because you have failed to report all
Purchase made payable to Delaware Investments Dividend and Income   interest and dividends on your tax return.
Fund, Inc.


                                                                    Signature:                                   Date:
                                                                              ---------------------------------        -------------
                                                                    ________________________________________________________________
                                                                                    |
                                                                    ________________________________________________________________
                                                                                   PLACE AN [X] IN ONE TENDER BOX ONLY

                                                                    (3)  [_] Tender All






____________________________________________________________________
(1) SIGNATURE: This form MUST be signed by the registered
holder(s) exactly as their name(s) appears on the certificate(s)
or by person(s) authorized to sign on behalf of the registered      ________________________________________________________________
holder(s) by documents transmitted herewith.                        (4)   [_] Partial     |   |   |   |   |   | O |   |  |   |   |
                                                                              Tender      |_________________________________________
                                                                                          |    WHOLE SHARES          FRACTIONS
X                                                                                         |
  ---------------------------------------------------------------                         |
Signature of Shareholder         Date         Daytime Telephone #                         |
                                                                                          |
                                                                                          |
X                                                                                         |
  ---------------------------------------------------------------                         |
Signature of Shareholder         Date         Daytime Telephone #                         |
                                                                                          |
____________________________________________________________________________________________________________________________________

If you cannot produce some or all of your Fund stock certificates, you must obtain a lost instrument open penalty surety bond.
Please see the reverse side of this form for instructions.
____________________________________________________________________________________________________________________________________

(5)

                          AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
                              THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

                                                                                      Taxpayer ID or Social Security Number:

             TOTAL SHARES LOST
Please Fill In Certificate No(s), if known    Number of Shares
------------------------------------------    ----------------

              Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificates representing the Shares described in this Letter of Transmittal. The Shares have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the certificates representing such Shares and have been unable to find it or them and make this Affidavit for the purpose of inducing the tender of the Shares, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing Shares under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the certificates representing the
Shares for cancellation should I/We, at any time, find such certificates.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Delaware Investments Dividend and
Income Fund Inc. and all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the tender of the Shares without requiring surrender of the original certificates. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred.
We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal
Insurance Company.

Any person who, knowingly, and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.


X Signed by Affidavit (stockholder)                                 on this (date)
                                    -----------------------------                   ---------------------------------------
                                                                                    Month       Day      Year


Social Security #                          Date                               Notary Public
                  ------------------------      -----------------------------               -------------------------------

                                      LOST CERTIFICATES SURETY PREMIUM/SERVICE FEE CALCULATION

 The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. CALCULATE THE SHARE VALUE OF THE LOST SHARES BY MULTIPLYING THE NUMBER OF SHARES THAT ARE LOST BY THE CASH RATE:

     o    Enter number of Share(s) lost _________________________ X (Cash Rate) $_____ = $__________________ Share value

     o    IF THE SHARE VALUE EXCEEDS $500,000, OR IF THE HOLDER IS FOREIGN, DO NOT COMPLETE THIS AFFIDAVIT. COMPLETE ONLY THE LETTER
          OF TRANSMITTAL AND CONTACT MELLON INVESTOR SERVICES REGARDING THE LOST CERTIFICATE(S).

2. ONLY CALCULATE A SURETY PREMIUM IF THE SHARE VALUE EXCEEDS $3,000.00, OTHERWISE ENTER ZERO (0) ON THE SURETY PREMIUM LINE BELOW.

     The surety premium equals 1% (.01) of the share value noted in line 1 above: $ __________________________ X (1%) or (.01) =
     _______ $ __________________________ Surety Premium

3. ADD THE SERVICE FEE BASED ON THE SHARE VALUE FEE GUIDE NOTED BELOW _______________________________ $_________________ Service Fee

     o    If the Share value is less than or equal to $250.00, the Service Fee = $50.00

     o    If the Share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

     o    If the Share value is greater than $3,000.00, the Service Fee = $200.00

4. TOTAL AMOUNT DUE (ADD LINES 2 & 3) _______________________________________________________________ $________________ Total Amount

PLEASE ENCLOSE A MONEY ORDER, CERTIFIED CHECK OR CASHIERS' CHECK FOR THE REQUIRED AMOUNT, MADE PAYABLE TO MELLON INVESTOR SERVICES.

____________________________________________________________________________________________________________________________________
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____________________________________________________________________________________________________________________________________
                                     (6)                                                                 (7)
                        SPECIAL TRANSFER INSTRUCTIONS                                       SPECIAL MAILING INSTRUCTIONS
____________________________________________________________________________________________________________________________________

If you want your check for cash to be         SIGNATURE GUARANTEE MEDALLION     Fill in ONLY if you want your check for cash to be
issued in ANOTHER NAME, fill in this                                            MAILED to someone other than the registered holder
section with the information for the new                                        or to the registered holder at an address other than
account/payee name.                                                             that shown on the front of this Letter of
                                                                                Transmittal.


                                           __________________________________
                                           (Title of Officer Signing this
                                                       Guarantee)
________________________________________
   Name (Please Print First, Middle &      __________________________________   ____________________________________________________
               Last Name)                  (Name of Guarantor - Please Print)        Name (Please Print First, Middle & Last Name)

________________________________________
Address         (Number and Street)        __________________________________   ____________________________________________________
                                               (Address of Guarantor Firm)           Address         (Number and Street)

________________________________________
        (City, State & Zip Code)           __________________________________   ____________________________________________________


________________________________________
(Tax Identification or Social Security     __________________________________   ____________________________________________________
               Number)                                                                        (City, State & Zip Code)

____________________________________________________________________________________________________________________________________

                                        INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

(1)  Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. Please note that if you fail to enclose a certified check or money order for the $25.00 Service Fee made payable to Mellon Investor Services your tender will be deemed incomplete and will be rejected. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

[_]  PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or
     Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon
     Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not
     certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

(3)  If you are tendering all your shares for cash, please check this box only.

(4)  If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

     If you cannot produce some or all of your Fund stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon's program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond. Note that this amount is in addition to the $25 Service
     Fee.

     If you want your check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

(7)  Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

                                               HOW TO CONTACT MELLON INVESTOR SERVICES

                   By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

                                            From within the U.S., Canada or Puerto Rico:
                                                     1-800-340-1397 (Toll Free)

                                                       From outside the U.S.:
                                                      1-201-329-8660 (Collect)

                  BY MAIL:                              BY OVERNIGHT COURIER:                             BY HAND:

        Mellon Investor Services LLC                Mellon Investor Services LLC                Mellon Investor Services LLC
         Attn: Reorganization Dept.                  Attn: Reorganization Dept.                  Attn: Reorganization Dept.
               P.O. Box 3300                          480 Washington Boulevard                    120 Broadway, 13th Floor
         South Hackensack, NJ 07606                      Mail Drop - Reorg                           New York, NY 10271
                                                      Jersey City, NJ 07310
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